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                                                                Exhibit 10.41

                             RETROCESSION AGREEMENT

                                     BETWEEN

                         ALLSTATE LIFE INSURANCE COMPANY

                                       AND

                           ALLSTATE REINSURANCE, LTD.

                                    RECITALS

This Reinsurance Agreement (hereinafter "Agreement") is made and entered into by and between ALLSTATE LIFE INSURANCE COMPANY, a life insurance company domiciled in the State of Illinois (hereinafter "Ceding Company") and ALLSTATE REINSURANCE, LTD., a reinsurance company domiciled in Bermuda (hereinafter the "Reinsurer").

WHEREAS, the Ceding Company has entered into a reinsurance agreement (hereinafter the "Glenbrook Agreement")with Glenbrook Life and Annuity Company (hereinafter "Glenbrook") under which Glenbrook cedes to the Ceding Company and the Ceding Company accepts on a coinsurance basis 100% of the insurance liabilities of Glenbrook, including liabilities for fixed annuity business issued by Glenbrook to customers of PNC Bank Corp., including its subsidiaries and affiliates (hereinafter referred to collectively as "PNC"); and

WHEREAS, the Ceding Company desires to retrocede to the Reinsurer, and the Reinsurer desires to accept on a modified coinsurance basis 50% of the Ceding Company's liabilities under the Glenbrook Agreement fixed annuity business issued by PNC;

NOW THEREFORE, the Ceding Company and the Reinsurer mutually agree to reinsure on the terms and conditions stated in this Agreement.

                                    ARTICLE I
                                   DEFINITIONS

Unless otherwise defined herein, as used in this Agreement the following terms shall have the meanings ascribed to them below:

A. "Ceding Company's Product Capital" shall be equal to 200% of the NAIC RBC Formula for C1, C3 and C4 Risk on the Policies. Effective January 1, 2001, the amount will be equal to

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   250% of the stated risk components for the Policies, unless the in-force business of Glenbrook sold to PNC customers has been diversified so as to meet the Product Diversification Requirement. The Ceding Company's Product Capital will be calculated on a quarterly basis to be used in the estimate for the Cost of Capital, as set forth in Exhibit C. The quarterly calculation will be approved by the Reinsurer, which approval shall not be unreasonably withheld.

B. "Ceding Company's Average Product Capital" shall mean the average of the ceding Company's Product Capital at the end of a calendar year and the end of the immediately preceding calendar year.

C. "Ceding Company's Cumulative Average Product Capital" shall mean the sum of the Ceding Company's Average Product Capital all calendar years during which this Agreement is in effect through December 31 of the most recent calendar year.

D. "Ceded Policy Liabilities" shall have the meaning set forth in Article II.

E. "Code" shall mean the Internal Revenue Code of 1986, as amended.

F. "Commission and Expense Allowance" shall have the meaning set forth in Exhibit B.

G. "Cumulative Product Rate of Return (CPRR)" shall mean the Statutory Cumulative Net Income divided by the Ceding Company's Cumulative Average Product Capital.

H. "Customer Account Value" shall mean the gross amounts due the owner of a Policy at any point in time before deduction of any surrender or contract termination fees.

I. "Effective Date" shall mean the effective date of this Agreement, which shall be January 1, 1998.

J. "Interest Maintenance Reserve" shall mean the value which will be reported on the Ceding Company's Annual Statement Balance Sheet Line 11.4 for the PNC Reinsurance Custody Account activity.

K. "Modified Coinsurance Reserve" shall mean a 50% quota share of the statutory reserves held by the Ceding Company with respect to the Policies. The statutory reserve will be determined by using the valuation procedures as prescribed and permitted by the Illinois Department of Insurance for statutory financial statement filings.

L. "Modified Coinsurance Reserve Adjustment" shall have the meaning set forth in
   Article V.

M. "NAIC RBC Formula" shall mean the amount of Risk Based Capital with respect to the Policies as determined following the procedures as outlined in the "NAIC Life Risk-Based Capital Report" as published annually (herein "the NAIC Report"). The C1 Risk, as defined

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   in the NAIC Report, will be based on the assets held in the PNC Reinsurance
   Custody Account, and the C3 and C4 Risks, as such terms are defined in the NAIC Report, will be based only on the premiums collected by the Ceding Company and reserves held by the Ceding Company with respect to the Policies. Any changes in the NAIC Report will be implemented on a prospective basis in the year in which such changes first become effective.

N. "Net Benefits" shall mean the actual amounts paid or incurred by the Ceding Company under the Glenbrook Agreement with respect to the Policies for all surrenders, withdrawals (full and partial), death benefits, annuitizations, and payments on supplemental contracts.

O. "Net Capital Gains and Losses" shall mean realized capital gains less realized capital losses from the sale or maturity of invested assets held in the PNC Reinsurance Custody Account, plus the unrealized capital gains less the unrealized capital losses from the change in the difference between the statutory book value and admitted value of the invested assets held in the PNC Reinsurance Custody account as determined following the statutory annual statement reporting requirements.

P. "Net Consideration" shall have the meaning set forth in Article VI.

Q. "Net Premiums" shall mean the reinsurance premiums due the Ceding Company under the Glenbrook Agreement with respect to the Policies which shall include premiums on new business and policy additions (including policy updates and premium on supplemental contracts), minus premium refunds.

R. "PNC Reinsurance Custody Account" shall mean a separate segregated portfolio managed by the Ceding Company to account for the assets purchased to support the Policies.

S. "Policy or Policies" shall mean the insurance contracts listed in Exhibit A which are fixed annuity contracts underwritten by Glenbrook and reinsured by the Ceding Company under the Glenbrook Agreement.

T. "Product Diversification Requirement" shall mean that thirty percent (30%) of statutory reserves held by Glenbrook for products sold to PNC customers are for products other than flexible premium or single premium deferred annuity contracts, including indexed annuities.

U. "Reinsurer's Capital" shall be equal to 200% of the NAIC RBC Formula for C1 and C4 Risk on the Reinsurer's quota share of the Policies. Effective January 1, 2001, the amount will be equal to 250% of the stated risk components if the Product Diversification Requirements are not met. The Reinsurer's Capital will be calculated on a quarterly basis to be used in the estimate for the Cost of Capital, as set forth in Exhibit C. The quarterly calculation will be approved by the Reinsurer, which approval shall not be unreasonably withheld.

V. "Reinsurer's Average Capital" is the average of the Reinsurer's Capital at the end of a

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   calendar year and the end of the immediately preceding calendar year.

W. "Reinsurer's Cumulative Average Capital" shall mean the sum of the Reinsurer's Average Capital for all calendar years during which this Agreement is in effect through December 31 of the most recent calendar year.

X. "Reinsurance Settlement" shall have the meaning set forth in Article IV.

Y. "Statutory Net Income" shall equal the statutory net income for a calendar year on the Policies as determined by the Ceding Company in accordance with the Statutory Accounting requirements as prescribed or permitted by the Illinois Department of Insurance; provided, however, any expenses shall be determined in accordance with Exhibit B of this Agreement.

Z. "Statutory Cumulative Net Income" shall equal the sum of the Statutory Net Income on the Policies for each calendar year during which this Agreement is in effect through the most recent calendar year.

AA."Terminal Accounting and Settlement" shall have the meaning set forth in
   Article XVI.

BB."Terminal Reserve" and "Terminal Reserve Adjustment" shall have the meanings set forth in Article XVI.

                                   ARTICLE II
                              BASIS OF REINSURANCE

The Ceding Company agrees to cede and the Reinsurer agrees to accept 50% of the Ceding Company's risk under the Glenbrook Agreement for applications received and contracts issued with respect to the Policies on and after the Effective Date (hereinafter the "Ceded Policy Liabilities"). The reinsurance provided hereunder shall be on a modified coinsurance basis.

                                   ARTICLE III
                             LIABILITY OF REINSURER

A. The liability of the Reinsurer with respect to any application received or any contract issued after the Effective Date and reinsured hereunder will begin simultaneously with that of the Ceding Company. The Reinsurer's liability with respect to any Policy will terminate on the date the Ceding Company's liability on such contract terminates or the date this Agreement is terminated, whichever is earlier. However, termination of this Agreement will not terminate the Reinsurer's liability for Net Benefits prior to the date of termination. If any of the Policies are reduced or terminated by payment of a death benefit, withdrawal or surrender, the reinsurance will be reduced proportionately or terminated.

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B.   The reinsurance provided under this Agreement is subject to the same limitations and conditions as set forth in the Policies.

C. The Reinsurer will not indemnify the Ceding Company, Allstate, or Glenbrook for, and will not be liable for, any extracontractual damages or extracontractual liability of any kind whatsoever, including those resulting from fraud, oppression, bad faith, strict liability, or negligent, reckless or intentional wrongs on the part of the Ceding Company, Allstate, Glenbrook, or their directors, officers, employees and agents.

                                   ARTICLE IV
                             REPORTING & SETTLEMENT

A. While this Agreement is in effect, a Reinsurance Settlement shall be payable between the Ceding Company and the Reinsurer for each calendar month with respect to the Ceded Policy Liabilities. The Reinsurance Settlement shall be equal to the sum of Items (1) less the sum of Items
     (2), (3), (4), (5), (6), and (7) below.

     (1)   Net Premiums due the Ceding Company.

     (2)   Net Benefits paid by the Ceding Company.

     (3)   Commission and Expense Allowances as set forth in Exhibit B.

     (4) Cost of Capital Charged by the Ceding Company as set forth in Exhibit C.

     (5)   The Modified Coinsurance Reserve Adjustment as set forth in
           Article V.

     (6) The Federal Income Tax Reserve Expense or Benefit as set forth in Exhibit B.

     (7)   DAC tax reimbursement as computed in accordance with Article VI.

     If the Reinsurance Settlement amount for the month is positive, the Ceding Company shall remit such amount at the same time as it submits the monthly accounting report described in paragraph C of this Article IV. If the Reinsurance Settlement amount for the month is negative, the Reinsurer shall remit such amount to the Ceding Company within twenty (20) days following the date on which it receives the monthly accounting report described in Paragraph C of this Article IV.

B. An initial Reinsurance Settlement shall be calculated as of the Effective Date of this Agreement through the end of the month in which this Agreement is executed by the parties. Such initial Reinsurance Settlement shall include interest on the average outstanding settlement from the Effective Date of this Agreement to the date of payment,

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     which interest rate shall be based on the one year Treasury rate as published in the Wall Street Journal on the date this Agreement is executed by the Parties.

C. Monthly accounting reports will be submitted to the Reinsurer by the Ceding Company for each calendar month not later than fifteen (15) business days after the end of such month. Such reports shall include substantially the information set forth in Exhibit D, and shall be in a form as mutually agreed to in writing by the parties, as may be amended from time to time.

D. The Ceding Company will provide the Reinsurer with annual accounting reports within thirty (30) days after the end of the calendar year for which such reports are prepared. These reports will contain sufficient information about the Policies to enable the Reinsurer to prepare its annual financial reports and to verify the information reported in Exhibit D of this Agreement.

                                    ARTICLE V
                           MONTHLY RESERVE ADJUSTMENTS

A. While this Agreement is in effect, a Modified Coinsurance Reserve Adjustment shall be paid monthly in accordance with the Reinsurance Settlement requirements under Article IV. The Modified Coinsurance Reserve Adjustment shall be equal to Item (1) less Items (2) and (3) below:

     (1) the amount of Modified Coinsurance Reserves held at the end of the month.

     (2) the amount of Modified Coinsurance Reserves held at the end of the immediately preceding month.

     (3) the amount of interest as calculated in accordance with paragraph B of this Article V.

B. The interest to be paid will be the Modco Interest Rate on the average of the Modified Coinsurance Reserves held at the end of the month and those held at the end of the immediately preceding month. The Modco Interest Rate will equal the weighted average combined rate of the Modco Fixed Interest Rate, as defined in Paragraph C of this Article V, plus the one month U.S. Treasury Rate as determined on the first business day of each month. The weighting applied to each such rate will be 98% for the Modco Fixed Interest Rate and 2% for the one month U.S. Treasury Rate.

C. The Modco Fixed Interest Rate shall be calculated with respect to the assets held in the PNC Reinsurance Custody Account using statutory accounting values consistent with values required to be reflected in the Ceding Company's statutory annual statement.

       The Modco Fixed Interest Rate shall equal:      2I        where:
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                                                        A + B -I

          I - Gross investment income, plus net capital gains and losses, minus the additions (which may be positive or negative) and plus the amortization (which may be positive or negative) in the Interest Maintenance Reserve on assets held in the PNC Reinsurance Custody Account, less investment expenses equal to 15 basis points of the average statutory book value of the invested assets in the PNC Reinsurance Custody Account during the period; provided, however, whenever actual investment expenses are determined, such actual amounts will be used. The additions to and the amortization of the Interest Maintenance Reserve will be grossed-up at the applicable federal statutory tax rate in effect when the gains or losses were deferred.

          A - Statutory accounting value of assets held in the PNC Reinsurance Custody Account at the beginning of the month .

          B = Statutory accounting value of the assets held in the PNC Reinsurance Custody Account at the end of month.

                                   ARTICLE VI
                       DAC TAX REIMBURSEMENT AND ELECTION

A. On a monthly basis, the Reinsurer shall reimburse (or be reimbursed by, as the facts may provide) the Ceding Company for DAC Taxes incurred on Policies relating to the Ceded Policy Liabilities. The DAC Tax reimbursement shall be computed by multiplying the DAC Tax Factor by (i) 100% of Net Premiums , plus (ii) the Ceding Company Net Consideration (as defined in Section 848 of the Code and related Treasury Regulations) relating to this Agreement. The "DAC TAX FACTOR" shall mean 0.257% for "annuities," as such term is defined in Section 848 of the Code and related Treasury Regulations. The Ceding Company and the Reinsurer mutually agree to prospectively adjust the DAC Tax Factor to reflect any changes in the federal income tax rate applicable to the Ceding Company or changes to
     Section 848 of the Code or to the related Treasury Regulations.

B. With respect to this Agreement, the Ceding Company and the Reinsurer hereby make the election provided for in Section 1.848-2(g)(8) of the Treasury Regulations, and as set forth in Exhibit E. Each of the parties hereto agrees to take such further actions as may be necessary to ensure the effectiveness of such election.

C. The Ceding Company and the Reinsurer represent and warrant that they each have made an election under Section 953(d) of the Code to be treated as a United States Domestic Corporation, and that they are each subject to United States taxation under either Subchapter L of Chapter 1, or Subpart F of Subchapter N of Chapter 1 of the Code.

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                                   ARTICLE VII
                                LETTER OF CREDIT

A. The Reinsurer shall provide to the Ceding Company, a letter of credit made payable to, or, if the Reinsurer is the payee, assigned to, the Ceding Company in an amount equal to the sums described in Paragraph B of this
     Article VII. The letter of credit shall be issued by a bank approved by the Ceding Company and shall be in a form approved by the Ceding Company, which approval shall not be unreasonably withheld. Further, the letter of credit must comply with any applicable laws and regulations. The amount of such letter of credit will be adjusted annually and be in place by November 30 of each year.

B. The letter of credit shall be in an amount equal to 200% of the NAIC Risk Based Capital Formula for C1 and C3 Risk on the Ceded Policy Liabilities as estimated by the Ceding Company for the next fiscal year end, (including any projected changes). Such estimate shall be approved by the Reinsurer, which approval will not be unreasonably withheld. Effective January 1, 2001, the amount of the lettter of credit will increase to 250% if the Product Diversification Requirements are not met.

C. The Ceding Company and the Reinsurer agree that the letter of credit provided by the Reinsurer may be drawn upon by the Ceding Company, notwithstanding any other provision in this Agreement, and be utilized and applied by the Ceding Company or any successor by operation of law of the Ceding Company including, without limitation, any liquidator, rehabilitator, receiver, or conservator of the Ceding Company without diminution because of insolvency on the part of the Ceding Company or the Reinsurer, only for the following purposes:

     (1) where the letter of credit is not renewed or replaced by September 30 of each year;

     (2) where the letter of credit will be reduced or replaced by a letter of credit for an amount below the requirements of Paragraph B of this
           Article VII.

     (3) to pay any other amounts due the Ceding Company if the Reinsurer has breached any of the provisions of this Agreement, upon presentation of documentation substantiating any such amounts.

D. The Ceding Company agrees to return promptly to the Reinsurer any amounts drawn on such letter of credit in excess of the actual amounts required under subparagraph B, or, in the case of subparagraphs C(1) or C(2), any amounts that are subsequently determined to not be due.

E. Payment to the Ceding Company by the issuing banks of amounts drawn on the letter of credit pursuant to subparagraphs C(1) and C(2) above, shall constitute payment by the Reinsurer under this Agreement and shall discharge the Reinsurer of the obligation that gave rise to the draw; provided, however, the Reinsurer may later contest whether it had

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     failed to reimburse or pay the Ceding Company as required under this
     Agreement.

                                  ARTICLE VIII
                                 RESERVE CREDIT

In addition to the requirements of Article VII above, the Reinsurer shall, to the extent necessary, together with all its subsequent retrocessionaires, establish adequate net reserves, and shall agree in good faith to take any other steps necessary, pursuant to the requirements of Illinois or any other state or jurisdiction in which the Ceding Company is licensed or accredited, for the Ceding Company to take statutory credit for reinsurance ceded to an unadmitted, unauthorized or unaccredited reinsurer, up to the full amount of the reserve that the Ceding Company would have established for the Policies if it had retained the Policies.

                                   ARTICLE IX
                       RATE-SETTING AND OPERATIONS REVIEW

A. The Ceding Company represents that it has the right to participate in the following meetings with respect to the Policies, and that it has the authority to delegate such rights to the Reinsurer. Accordingly, the Reinsurer shall have the right to participate in the following meetings with respect to the Policies, and may delegate such rights to its retrocessionaires with respect to the Ceded Policy Liabilities:

     (1) on a weekly basis, with respect to the establishment and adjustment of new business crediting rates;

     (2) on a monthly basis, with respect to the establishment and adjustment of renewal crediting rates;

     (3) on a quarterly basis, with respect to sales, investment , product, marketing and expense initiatives.

B. Notwithstanding anything to the contrary in paragraph A above, Glenbrook has the final decision authority with respect to all such matters.

                                    ARTICLE X
                                   OVERSIGHTS

The Reinsurer shall be bound as the Ceding Company is bound, and it is expressly understood and agreed that if failure to reinsure or failure to comply with any terms of this Agreement is shown to be unintentional and the result of misunderstanding or oversight on the part of either the Ceding Company or the Reinsurer, both the Ceding Company and the Reinsurer shall be

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restored to the positions they would have occupied had such error or oversight not occurred.

                                   ARTICLE XI
                              INSPECTION OF RECORDS

The Ceding Company and the Reinsurer shall have the right, upon reasonable prior notice and at any reasonable time, to examine at the office of the other, any books, documents, reports or records which pertain in any way to the contracts reinsured under this Agreement.

                                   ARTICLE XII
                                   INSOLVENCY

A. In the event of the insolvency of the Ceding Company, reinsurance hereunder is payable by the Reinsurer on the basis of its liability hereunder without diminution because of the insolvency of the Ceding Company.

B. Further, in the event of the insolvency of the Ceding Company, the liquidator, receiver or statutory successor of the insolvent Ceding Company shall give written notice to the Reinsurer of the pendency of any obligation of the insolvent Ceding Company on any Ceded Policy Liability, whereupon the Reinsurer may investigate such claim and interpose at its own expense, in the proceeding where such claim is to be adjudicated, any defense or defenses which it may deem available to the Ceding Company or its liquidator or statutory successor. The expense thus incurred by the Reinsurer shall be chargeable, subject to court approval, against the insolvent Ceding Company as part of the expenses of liquidation to the extent of a proportionate share of the benefit which may accrue to the Ceding Company solely as a result of the defense undertaken by the Reinsurer.

C. In the event of the Reinsurer's insolvency, this treaty will terminate, and the Terminal Accounting and Settlement described in Article XVI will occur. Any payments due the Reinsurer from the Ceding Company pursuant to the terms of this Agreement will be made directly to the Reinsurer or its conservator, liquidator, receiver or statutory successor.

                                  ARTICLE XIII
                                   ARBITRATION

Any dispute arising with respect to this Agreement which is not settled by mutual agreement of the parties shall be referred to arbitration. Within twenty
(20) days from receipt of written notice from one party that an arbitrator has been appointed, the other party shall also name an arbitrator. The two arbitrators shall choose a third arbitrator within twenty (20) days following the appointment of the second arbitrator, and shall forthwith notify the contracting parties of such

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choice. Each arbitrator shall be a present or former officer of a life insurance company or life reinsurance company and should have no present or past affiliation with this Agreement or with either party. The arbitrators shall consider this Agreement as an honorable engagement rather than merely as a legal obligation, and shall be relieved of all judicial formalities; provided, however, the arbitration shall be governed pursuant to the rules of the American Arbitration Association and the laws of Bermuda. The decision of the arbitrators shall be final and binding upon the parties hereto, and may not be appealed to any court or other forum. Each party shall bear the expenses of its own arbitrator and shall jointly and equally bear the expenses of the third arbitrator and of the arbitration. Any such arbitration shall take place at the Home Office of Allstate, unless some other location is mutually agreed upon.

                                   ARTICLE XIV
                              PARTIES TO AGREEMENT

This Agreement is solely between the Ceding Company and the Reinsurer. The acceptance of reinsurance hereunder shall not create any right or legal relation whatever between the Reinsurer and any party in interest under any Policy. Glenbrook shall be and remain solely liable to any insured, contract owner, or beneficiary under any contract reinsured hereunder.

                                   ARTICLE XV
                      DURATION OF AGREEMENT AND TERMINATION

A. DURATION. This agreement will be effective as of January 1, 1998, and will be unlimited as to its duration except as provided otherwise herein.

B. TERMINATION OF REINSURER'S LIABILITY. The Reinsurer's liability with respect to a Ceded Policy Liability will terminate on the earliest of: (1) the date such Ceded Policy Liability is recaptured in accordance with paragraph C below; (2) the date the Ceding Company's liability on the underlying Policy is terminated; or (3) the date this Agreement is terminated pursuant to paragraph D of this Article XV. Termination of the Reinsurer's liability is subject to payments in respect of such liability in accordance with the provisions of Article XVI. In no event should the interpretation of this Paragraph imply a unilateral right of the Reinsurer to terminate this Agreement.

C. TERMINATION BY CEDING COMPANY. At any time after the occurrence (or nonoccurrence, as the case may be) of any of the following, the Ceding Company shall have the right, at its option, upon delivery of written notice to the Reinsurer, to terminate this Agreement and recapture any and all of the Ceded Policy Liabilities:

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     (1) if the Reinsurer materially breaches any provision of this Agreement, which breach is not cured within sixty (60) days after receipt by the Reinsurer of notice thereof from the Ceding Company;

     (2) if the Ceding Company provides sixty (60) days prior written notice to the reinsurer.

D.   TERMINATION BY THE REINSURER. This Agreement may be terminated by the
     Reinsurer: (1) if the Ceding Company materially breaches this Agreement, which breach is not cured within sixty (60) days after receipt by the Ceding Company of written notice from the Reinsurer describing such breach; or (2) if the Ceding Company fails to pay any amounts due the Reinsurer pursuant to this Agreement within sixty (60) days following the end of any specified period, upon thirty (30) days prior written notice to the Ceding Company.

E.   In the event of termination and recapture under paragraphs C and D of this
     Article XV, there shall be a Terminal Accounting and Settlement pursuant to
     Article XVI.

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                                   ARTICLE XVI
                       TERMINAL ACCOUNTING AND SETTLEMENT

A. TERMINAL ACCOUNTING. In the event that this Agreement is terminated in accordance with Paragraphs C or D of Article XV, a Terminal Accounting and Settlement will take place.

B. DATE. The terminal accounting date will be the earliest of: (1) the effective date of termination pursuant to any notice of termination given under this Agreement, or (2) any other date mutually agreed to by the parties in writing.

C. SETTLEMENT. The Terminal Accounting and Settlement will consist of the Reinsurance Settlement as provided in Article IV, computed as of the terminal accounting date as if this Agreement were still in effect. If the calculation of the Terminal Accounting and Settlement produces an amount owing to the Ceding Company, such amount will be paid by the Reinsurer to the Ceding Company within thirty (30) days from the date of termination. If the calculation of the Terminal Accounting and Settlement produces an amount owing to the Reinsurer, such amount will be paid by the Ceding Company to the Reinsurer within thirty (30) days from the date of termination.

D. SUPPLEMENTARY ACCOUNTING AND SETTLEMENT. Within forty five (45) days after the end of the quarter following the Terminal Accounting and Settlement as provided above, a supplementary accounting will take place in accordance with Paragraph C above. Any amount owed to the Ceding Company or to the Reinsurer, as the case may be, by reason of such supplementary accounting will be paid promptly upon the completion thereof.

                                  ARTICLE XVII
                               GENERAL PROVISIONS

A. CURRENCY CLAUSE. All transactions with respect to this Agreement will be in United States dollars. Any reference to "dollars" or "$" in this Agreement and all schedules and exhibits attached hereto shall be interpreted as referring to United States currency.

B. ENTIRE AGREEMENT. This Agreement constitutes the entire contract between the Reinsurer and the Ceding Company with respect to the Policies. No variation, modification or changes to this Agreement shall be binding unless in writing and signed by an officer of each party.

C. NOTICES. Any notice or communication given pursuant to this Agreement must be in writing and (1) delivered personally, (2) sent by facsimile transmission, (3) delivered by overnight express, or (4) sent by registered or certified mail, postage prepaid, as follows:

     If to the Reinsurer:           Sarah R. Donahue
                                    Allstate Reinsurance, Ltd.

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                                    3100 Sanders Road
                                    Suite N4A
                                    Northbrook, IL  60062-7154

     If to the Ceding Company:      Peter H. Heckman
                                    Vice President
                                    Allstate Life Insurance Company
                                    3100 Sanders Road
                                    Suite N4A
                                    Northbrook, IL  60062-7154

     All notices and other communications required or permitted under the terms of this Agreement that are addressed as provided in this Article XVII shall: (1) if delivered personally or by overnight express, be deemed given upon delivery; (2) if delivered by facsimile transmission, be deemed given when electronically confirmed; and (3) if sent by registered or certified mail, be deemed given when received. Any party from time to time may change its address for notice purposes by giving a similar notice specifying a new address, but no such notice shall be deemed to have been given until it is actually received by the party sought to be charged with the contents thereof.

D. EXPENSES. Except as may be otherwise expressly provided in this Agreement, whether or not the transactions contemplated hereby are consummated, each of the parties hereto shall pay its own costs and expenses incident to preparing for, entering into and carrying out this Agreement and the consummation of the transactions contemplated hereby.

E. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

F. NO THIRD PARTY BENEFICIARY. Except as otherwise provided herein, the terms and provisions of this Agreement are intended solely for the benefit of the parties hereto, and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other person, and no such rights shall be conferred upon any person or entity not a party to this Agreement.

G. AMENDMENT. This Agreement may only be amended or modified by a written instrument executed on behalf of both parties hereto.

H. ASSIGNMENT; BIND EFFECT. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by any of the parties hereto without the prior written consent of the other party, which consent shall not be unreasonably withheld, and any such assignment that is attempted without such consent shall be null and void. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by the parties and their respective successors and permitted assigns.

I. INVALID PROVISIONS. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under any present or future law, and if the rights or obligations of the parties hereto under this Agreement will not be materially and adversely affected thereby, (1) such provision shall be fully severable; (2) this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part hereof; and (3) the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance herefrom.

J. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the Laws of Bermuda, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

K. WAIVER. Any term or condition of this Agreement may be waived in writing at any time by the party that is entitled to the benefit thereof. A waiver on one occasion shall not be deemed to be a waiver of the same or any other breach or nonfulfillment on a future occasion. All remedies, either under the terms of this Agreement, or by law or otherwise afforded, shall be cumulative and not alternative, except as otherwise provided by law.

L. HEADINGS, ETC. The headings used in this Agreement have been inserted for convenience and do not constitute matter to be construed or interpreted in connection with this Agreement. Unless the context of this Agreement otherwise requires, (1) words using the singular or plural number also include the plural or singular number, respectively; (2) the terms "HEREOF," "HEREIN," "HEREBY," "HERETO," "HEREUNDER," and derivative or similar words refer to this entire Agreement (including the exhibits hereto); (3) the term "ARTICLE" refers to the specified Article of this Agreement; (d) the term "EXHIBIT" refers to the specified Exhibit attached to this Agreement; and (e) the term "PARTY" means, on the one hand, the Ceding Company, and on the other hand, the Reinsurer.

M. OFFSET. Any debits or credits incurred after the Effective Date in favor of or against either the Ceding Company or the Reinsurer with respect to this Agreement are deemed mutual debits or credits, as the case may be, and shall be set off, and only the balance shall be allowed or paid.

N. COMPLIANCE WITH LAWS. The parties hereto shall at all times comply with all applicable laws in performing their obligations under this Agreement.

O. ERRORS AND OVERSIGHTS. Each party to this Agreement will act reasonably in all matters within the terms of this Agreement. Clerical errors and oversights occasioned in good faith in carrying out this Agreement will not prejudice either party, and will be rectified promptly on an equitable basis.

IN WITNESS HEREOF, the parties to this Agreement have caused it to be duly executed in duplicate by their respective officers on the dates shown below.

ALLSTATE LIFE INSURANCE COMPANY

By
  -----------------------------------------------

Title
     --------------------------------------------

Date
    ---------------------------------------------

ALLSTATE REINSURANCE, LTD.

By
  -----------------------------------------------

Title
     --------------------------------------------

Date
    ---------------------------------------------

                                    EXHIBIT A
                        CONTRACTS SUBJECT TO REINSURANCE

Glenbrook Advantage Annuity and contracts supplemental thereto, issued to customers of PNC Bank Corp. and its subsidiaries and affiliates.

                                    EXHIBIT B
                        COMMISSION AND EXPENSE ALLOWANCE

     A. The following Commission and Expense Allowances are payable by the Reinsurer to the Ceding Company with respect to Policies pursuant to
     Article IV of this Agreement:

          (1) Office expense allowance equal to 32.5 annual basis points on the monthly average Customer Account Value during the period related to Cede Policy Liabilities.

          (2) Commissions and other sales compensation, including wholesaling service expenses, if any, incurred by Glenbrook under agreements entered into between Glenbrook and the following parties as of the dates specified: PNC Insurance Services, Inc. (effective June 1,
          1994); Provest Insurance Services, Inc. (effective June 1, 1994); PINACO, Inc.(effective October 1, 1996); Provest Insurance Services Agency, Inc. (effective June 1, 1994); PNC Brokerage Corporation (effective October 1, 1996).

          (3) Other promotional or marketing expenses as mutually agreed to in writing by the parties.

          (4) Premium taxes, licenses and fees (excluding Federal Income Tax not otherwise referenced in this Agreement) and guaranty fund assessments paid by the Ceding Company under the Allstate Agreement.

     B. The Federal Income Tax Reserve Expense or Benefit.

     If applicable, the tax benefit or expense charge to the Ceding Company for the difference between the statutory reserves and the reserves allowed as a deduction under Section 807 of the Internal Revenue Code will be passed through and settled with the Reinsurer. The amount to be included in the monthly settlement will be equal to the change in the difference between the statutory reserves and the tax reserves for the period on the Ceded Policy Liabilities divided by 65% to reflect the required after tax impact for Allstate.

                                    EXHIBIT C
                             COST OF CAPITAL FORMULA

A. The Reinsurer will reimburse the Ceding Company for the Cost of Capital Charge. The Cost of Capital Charge will be equal to the Reinsurer's Cumulative Average Capital multiplied by the Cumulative Product Rate of Return (CPRR) provided, however, the Cost of Capital Charge will not be assessed until the year in which the Cumulative Product Rate of Return is projected to be positive. The Cost of Capital Charge, if any, will be based on estimates calculated each month by the Ceding Company, as described in paragraph B below, and will be included in the Reinsurance Settlement under Article IV. Each year, the estimated Cost of Capital Charge will be reconciled to the actual Cost of Capital Charge pursuant to paragraph C below.

B. The monthly estimate for the Cost of Capital Charge will be based on the Reinsurer's Cumulative Average Capital multiplied by the current expected Cumulative Product Rate of return divided by 12. The Reinsurer's Cumulative Average Capital will include the Reinsurer's Capital for the most recent quarter in determining the Reinsurer's Average Capital for the current year. With respect to the expected Cumulative Product Rate of Return, the estimate will be equal to the Rate of Return determined through the prior quarter. To determine this rate, Allstate's Product Capital for the most recent quarter will be used as the end of the calendar year's capital in determining Allstate's Average Product Capital for the current year.

C. The actual Cost of Capital Charge will be calculated within sixty (60) days following the end of each calendar year. The actual Cost of Capital Charge will be reconciled with the estimated Cost of Capital Charge for the particular calendar year, and the difference will be included in the Reinsurance Settlement each March under Article IV.

                                    EXHIBIT D
                               ACCOUNTING REPORTS

The Ceding Company agrees to provide the following information to the Reinsurer in accordance with Article IV.

     The number and dollar amount of benefits paid for surrenders, death benefits, partial withdrawals, annuitization and payments on supplemental contracts. For each calendar year, such information will be included for the Policies sold during such calendar year.

     Surrender and other charges collected from the policyholder.

     End of period Customer Account Value and number of policies in force.

     Estimated Statutory Reserves on in force business. For each quarter, the report will include the actual statutory reserves.

     Net statutory premiums received during the period.

     Detail listing of the components of the Commission and Expense Allowances payable.

     New business crediting rates (each week).

     Inforce crediting rates after first renewal including Customer Account Value and number of Policies.

     Cost of Capital Charge(for each calendar year)

     Other such reports as mutually agreed to in writing by the parties.

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                                    EXHIBIT E
                                  TAX ELECTION

The Ceding Company and the Reinsurer hereby make an election pursuant to Treasury Regulations Section 1.848-2(g)(8). This election shall be effective for the tax year during which the Effective Date falls and all subsequent taxable years for which this Agreement remains in effect. Unless otherwise indicated, the terms used in this Exhibit are defined by reference to Treasury Regulations
Section 1.848-2 as in effect on the date hereof. As used below, the term "PARTY" or "PARTIES" shall refer to the Ceding Company or the Reinsurer, or both, as appropriate.

1. The party with the Net Positive Consideration (as defined in Section 848 of the Code and related Treasury Regulations)with respect to the transactions contemplated under this Agreement for any taxable year covered by this election will capitalize specified policy acquisition expenses with respect to such transactions without regard to the general deductions limitation of
     Section 848(c)(1) of the Code.

2. The parties agree to exchange information pertaining to the amount of Net Consideration (as defined in Section 848 of the Code and related Treasury Regulations) under this Agreement each year to ensure consistency or as is otherwise required by the Internal Revenue Service. The exchange of information each year will follow the procedures set forth below:

     (a) By April 1 of each year, the Ceding Company will submit a schedule to the Reinsurer of its calculation of the Net Consideration for the preceding calendar year. This schedule of calculations will be accompanied by a statement signed by an authorized representative of the Ceding Company stating the amount of the Net Consideration the Ceding Company will report in its tax return for the preceding calendar year.

     (b) Within thirty (30) days of the Reinsurer's receipt of the Ceding Company's calculation, the Reinsurer may contest such calculation by providing an alternative calculation to the Ceding Company in writing. If the Reinsurer does not notify the Ceding Company that it contests such calculation within said 30-day period, the calculation will be presumed correct and the Reinsurer shall also report the Net Consideration as determined by the Ceding Company in the Reinsurer's tax return for the preceding calendar year.

     (c) If the Reinsurer provides an alternative calculation of the Net Consideration pursuant to clause (b), the parties will act in good faith to reach an agreement as to the correct amount of Net Consideration within thirty (30) days of the date the Ceding Company receives the alternative calculation from the Reinsurer. When the Ceding Company and the Reinsurer reach agreement on an amount of Net Consideration, each party shall report the applicable amount in their respective tax returns for the preceding calendar year.

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                                      Agreed and accepted:

                                      ALLSTATE REINSURANCE, LTD.

                                      By:
                                         ----------------------------------
                                      Name:
                                           --------------------------------
                                      Title:
                                            -------------------------------

                                      ALLSTATE LIFE INSURANCE COMPANY

                                      By:
                                         ----------------------------------
                                      Name:
                                           --------------------------------
                                      Title:
                                            -------------------------------

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